Exhibit 10.1

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

SUB-URBAN BRANDS, INC. FORMERLY KNOWN AS DP&D, INC.

AND

SUB-URBAN INDUSTRIES, INC. AND

THE SECURITY HOLDERS OF SUB-URBAN INDUSTRIES, INC.

1

		Page

ARTICLE VII - CLOSING		10

7.1	- Closing	10

ARTICLE VIII - COVENANTS SUBSEQUENT TO THE CLOSING DATE		10

8.1	- Registration and Listing	11
8.2	- Stock Option Plan	11

ARTICLE IX - MISCELLANEOUS		11

9.1	- Captions and Headings	11
9.2	- No Oral Change	11
9.3	- Non-Waiver	11
9.4	- Time of Essence	11
9.5	- Entire Agreement	11
9.6	- Choice of Law	11
9.7	- Counterparts	11
9.8	- Notices	12
9.9	- Binding Effect	12
9.10	- Mutual Cooperation	12
9.11	- Finders	12
9.12	- Announcements	12
9.13	- Expenses	12
9.14	- Survival of Representations and Warranties	12
9.15	- Exhibits	13
9.16	- Legal Counsel	12
9.17	- Termination, Amendment and Waiver	13

	Signatures	14

EXHIBITS

Allocation of Securities	Exhibit	1.1
Subscription Agreement	Exhibit	1.2
Financial Statements of Sub-Urban	Exhibit	2.5
Material Contracts of Sub-Urban	Exhibit	2.17
Financial Statements of DP&D	Exhibit	3.5
Exception Schedule of Sub-Urban	Exhibit
List of Sub-Urban Intellectual Property Rights	Exhibit	2.10

AGREEMENT

AGREEMENT made this 11th day of May, 2006, by and between Sub-Urban Brands, Inc., (formerly known as DP&D, INC.), a Nevada corporation (“DP&D”), SUB-URBAN INDUSTRIES, INC., a California corporation (“Sub-Urban”), and the security holders of Sub-Urban (the “Sub-Urban Security Holders”) who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.

WHEREAS, DP&D desires to acquire all of the issued and outstanding securities of Sub-Urban from the Sub-Urban Security Holders in exchange for newly issued unregistered securities of DP&D;

WHEREAS, Sub-Urban desires to assist DP&D in acquiring all of the issued and outstanding securities of Sub-Urban pursuant to the terms of this Agreement; and

WHEREAS, the Sub-Urban Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange all securities they hold in Sub-Urban for securities of DP&D.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I

Exchange of Securities

1.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, DP&D agrees to issue and exchange (i) 31,673,363 fully paid and nonassessable unregistered shares of DP&D’s $.001 par value common stock (the “DP&D Shares”) for all 31,673,363 issued and outstanding shares of the no par value common stock of Sub-Urban (the “Sub-Urban Shares”) held by the Sub-Urban Security Holders and (ii) $2,734,900 face amount of convertible promissory notes convertible into the common stock of DP&D at a range of prices from $0.250 per share to $0.375 per share, and subject to respective conversion price adjustments, in exchange for a like face amount of promissory notes held by the Sub-Urban Security Holders. All DP&D securities will be issued directly to the Sub-Urban Security Holders on the Closing Date, as hereinafter defined, pursuant to the schedule set forth in Exhibit 1.1. All promissory notes of DP&D exchanged for promissory notes of Sub-Urban will be convertible into the common stock of DP&D at the same exercise price per share as provided in the promissory notes of Sub-Urban. DP&D will also issue to the Sub-Urban Security Holders stock options and warrants on a one-for-one basis for outstanding stock options and warrants of Sub-Urban and exercisable at the same price and terms per share as the stock options and warrants of Sub-Urban. The common stock, promissory notes, stock options and warrants of DP&D are collectively referred to as the “DP&D Securities.”

1.2           Exemption from Registration. The parties hereto intend that all DP&D Securities to be issued to the Sub-Urban Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and the rules and regulations promulgated thereunder. In furtherance thereof, each of the Sub-Urban Security Holders will execute and deliver to DP&D on the closing date of this Agreement (the “Closing Date”) a copy of the Subscription Agreement set forth in Exhibit 1.2 hereto.

1.3           Corporate Action by DP&D. On or before the Closing Date, DP&D shall (i) change its name to Sub-Urban Brands, Inc, (ii) file its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 with the Securities and Exchange Commission and (iii) divest itself of any and all business operations by conveying all of its assets to Dina Staheli, and Harold Sciotto in exchange for the return and cancellation of 145,000,000 and 7,250,000 shares of DP&D’s common stock, respectively.

ARTICLE II

Representations and Warranties of Sub-Urban

Sub-Urban hereby represents and warrants to DP&D that:

2.1           Organization. Sub-Urban is a corporation duly organized, validly existing and in good standing under the laws of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. The authorized capital stock of Sub-Urban consists of 90,000,000 authorized shares of no par value common stock, of which 31,673,363 shares of common stock will be outstanding on the Closing Date and 10,000,000 authorized shares of preferred stock, none of which will be outstanding on the Closing Date. All of the outstanding common stock of Sub-Urban is duly and validly issued, fully paid and nonassessable. Except as disclosed on the Exception Schedule Exhibit, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Sub-Urban to issue any additional shares of its capital stock of any class, except promissory notes convertible into 10,819,094 shares of Sub-Urban common stock, options to purchase an aggregate of 7,732,698 shares of Sub-Urban common stock and warrants to purchase an aggregate of 16,822,245 shares of Sub-Urban common stock. All common stock issuable under Sub-Urban’s convertible promissory notes, options and warrants will be convertible on the Closing Date into a like amount of common stock issuable by DP&D.

2.3           Subsidiaries. Sub-Urban does not have any subsidiaries or own any interest in any other enterprise.

2.4           Directors and Officers. The names and titles of the directors and officers of Sub-Urban as of the date of this Agreement are as follows:  Joe Shortal, Chief Executive Officer and Director; Meredith Feldman, President; and Mark Jacobs, Secretary. The following are slated to join Sub-Urban in the respective capacities upon the closing of this Agreement and issuance of a Directors and Officers Liability Policy: Jack Mott, Chief Financial Officer, Chief Operating

Officer and Director; John Koufis, Director; David Howitt, Director; and Kenard Gibbs, Director.

2.5           Financial Statements. Exhibit 2.5 hereto consists of the audited financial statements of Sub-Urban for the years ended December 31, 2003, 2004 and 2005 and unaudited, unreviewed financial statements for the three months ended March 31, 2006 (the “Sub-Urban Financial Statements”). The Sub-Urban Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Sub-Urban throughout the periods indicated, and fairly present the financial position of Sub-Urban as of the dates of the balance sheets included in the Sub-Urban Financial Statements and the results of operations for the periods indicated. There are no material omissions or nondisclosures in the Sub-Urban Financial Statements.

2.6           Absence of Changes. Since March 31, 2006 there has not been any material change in the financial condition or operations of Sub-Urban, except as contemplated by this Agreement. As used in this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party. Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of March 31, 2006, Sub-Urban did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Sub-Urban Financial Statements.

2.8           Tax Returns. Sub-Urban has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Sub-Urban.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, DP&D, its legal counsel and accountants shall have the opportunity to meet with Sub-Urban’s accountants and attorneys to discuss the financial condition of Sub-Urban during reasonable business hours and in a manner that does not interfere with the normal operation of Sub-Urban’s business. Sub-Urban shall make available to DP&D all books and records of Sub-Urban, provided, however, that Sub-Urban will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.10         Intellectual Property Rights. Sub-Urban owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11         Compliance with Laws. To the best of Sub-Urban’s knowledge, Sub-Urban has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12         Litigation. Sub-Urban is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Sub-Urban, threatened against or affecting Sub-Urban or its business, assets or financial condition. Sub-Urban is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Sub-Urban is not engaged in any material litigation to recover monies due to it.

2.13         Authority. The Board of Directors of Sub-Urban has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Sub-Urban has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Sub-Urban and is enforceable in accordance with its terms and conditions. By execution of Exhibit 1.2, all of the Sub-Urban Security Holders have agreed to and have approved the terms of this Agreement.

2.14         Ability to Carry Out Obligations. To the best of Sub-Urban’s knowledge, the execution and delivery of this Agreement by Sub-Urban and the performance by Sub-Urban of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Sub-Urban is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Sub-Urban, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Sub-Urban.

2.15         Full Disclosure. None of the representations and warranties made by Sub-Urban herein or in any exhibit, certificate or memorandum furnished or to be furnished by Sub-Urban, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16         Assets and Liabilities. Sub-Urban’s assets and liabilities are fully included in Exhibit 2.5 and its assets are not subject to any claims or encumbrances except as indicated in Exhibit 2.5

2.17         Material Contracts. Sub-Urban does not have any material contracts, except as set forth in Exhibit 2.17.

2.18         Indemnification. Sub-Urban agrees to indemnify, defend and hold DP&D harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against DP&D or Sub-Urban which arise out of, or result from (i) any breach by Sub-Urban in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Sub-Urban under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by Sub-Urban in this Agreement.

2.19         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Sub-Urban has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20         Restricted Securities. Sub-Urban and the Sub-Urban Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the DP&D Securities issued by DP&D are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of DP&D

DP&D represents and warrants to Sub-Urban that:

3.1           Organization. DP&D is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized capital stock of DP&D on the Closing Date will consist of 190,000,000 shares of $.001 par value common stock, of which 14,500,000 shares of common stock will be issued and outstanding and 10,000,000 shares of $.001 par value preferred stock, none of which will be outstanding. All of DP&D’s outstanding securities are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating DP&D to issue any additional shares of its capital stock of any class, except as required under this Agreement.

3.3           Subsidiaries. DP&D does not have any subsidiaries or own any interest in any other enterprise.

3.4           Directors and Officers. The sole executive officer and director of DP&D is Dina Staheli, Chief Executive Officer and Director.

3.5           Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of DP&D for the years ended December 31, 2004 and 2005 and the unaudited financial statements of DP&D for the three months ended March 31, 2006 (the “DP&D Financial Statements”). The DP&D Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by DP&D throughout the periods indicated, and fairly present the financial position of DP&D as of the date of the balance sheets included in the DP&D Financial Statements and the results of operations for the periods indicated. There are no material omissions or nondisclosures in the DP&D Financial Statements.

3.6           Absence of Changes. Since March 31, 2006, there has not been any material change (as defined in Section 2.6) in the financial condition or operations of DP&D, except as contemplated by this Agreement.

3.7           Absence of Undisclosed Liabilities. As of March 31, 2006, DP&D did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the DP&D Financial Statements.

3.8           Tax Returns. Within the times and in the manner prescribed by law, DP&D has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable.

3.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Sub-Urban, its legal counsel and accountants shall have the opportunity to meet with DP&D’s accountants and attorneys to discuss the financial condition of DP&D. DP&D shall make available to Sub-Urban all books and records of DP&D.

3.10         Intellectual Property Rights. DP&D does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

3.11         Compliance with Laws. DP&D has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12         Litigation. DP&D is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of DP&D, threatened against or affecting DP&D or its business, assets or financial condition. DP&D is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. DP&D is not engaged in any material litigation to recover monies due to it.

3.13         Authority. The Board of Directors of DP&D has authorized the execution of this Agreement and the transactions contemplated herein, and DP&D has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of DP&D, and is enforceable in accordance with its terms and conditions.

3.14         Ability to Carry Out Obligations. The execution and delivery of this Agreement by DP&D and the performance by DP&D of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which DP&D is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of DP&D, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of DP&D.

3.15         Full Disclosure. None of the representations and warranties made by DP&D herein, or in any exhibit, certificate or memorandum furnished or to be furnished by DP&D or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16         Assets and Liabilities. On the Closing Date DP&D will have no assets or liabilities.

3.17         Material Contracts. DP&D has no material contracts.

3.18         Indemnification. DP&D agrees to indemnify, defend and hold Sub-Urban harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees asserted by third parties against DP&D or Sub-Urban, that it shall incur or suffer, which arise out of, or result from (i) any breach by DP&D in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by DP&D under this Agreement, (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by DP&D in this Agreement.

3.19         Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of DP&D has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (“Commission”) or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

3.20         Bulletin Board Trading Status. DP&D shall be in compliance with all requirements for, and its common stock shall be quoted on, the Over the Counter Electronic Bulletin Board system on the Closing Date, such that the common stock of DP&D may continue to be so quoted without interruption following the Closing.

ARTICLE IV

Covenants Prior to the Closing Date

4.1           Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request. If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3           Confidential Information. Each party will treat all nonpublic, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance. Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to DP&D’s Performance

5.1           Conditions. DP&D’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article V. DP&D may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by DP&D of any other condition of or any of DP&D’s other rights or remedies, at law or in equity, if Sub-Urban shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Sub-Urban in this Agreement or in any written statement that shall be delivered to DP&D by Sub-Urban under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. Sub-Urban shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit, or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Sub-Urban on or before the Closing Date.

5.5           Officer’s Certificate. Sub-Urban shall have delivered to DP&D a certificate dated the Closing Date signed by the Chief Executive Officer of Sub-Urban certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6           Payment of Liabilities. On or before the Closing, DP&D shall have paid any outstanding obligations and liabilities of DP&D incurred through the Closing Date.

5.7           Corporate Action. Sub-Urban shall have obtained the approval of the Sub-Urban Security Holders for the transaction contemplated by this Agreement.

5.8           Preferred Shares. Sub-Urban shall have converted all of its outstanding Series A Preferred Stock to Common Stock.

ARTICLE VI

Conditions Precedent to Sub-Urban’s Performance

6.1           Conditions. Sub-Urban’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. Sub-Urban may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Sub-Urban of any other condition of or any of Sub-Urban’s rights or remedies, at law or in equity, if DP&D shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by DP&D in this Agreement or in any written statement that shall be delivered to Sub-Urban by DP&D under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. DP&D shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against DP&D on or before the Closing Date.

6.5           Officer’s Certificate. DP&D shall have delivered to Sub-Urban a certificate dated the Closing Date signed by the Chief Executive Officer of DP&D certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Directors of DP&D. On the Closing Date, the Board of Directors of DP&D shall elect the directors of Sub-Urban to DP&D’s Board of Directors and then shall resign as directors.

6.7           Officers of DP&D. On the Closing Date, the newly constituted Board of Directors of DP&D shall elect such officers of DP&D as set forth in Section 2.4.

6.8           Corporate Action. DP&D shall have completed the corporate action set forth in Section 1.3.

ARTICLE VII

Closing

7.1           Closing. The Closing of this Agreement shall be held at the offices of Gary A. Agron, DP&D’s counsel, at any mutually agreeable time and date (the “Closing Date”) prior to May 12, 2006, unless extended by mutual agreement. At the Closing:

(a)           Sub-Urban shall deliver to DP&D copies of Exhibit 1.2 executed by all of the Sub-Urban Security Holders together with Sub-Urban certificates or documentation representing (i) 30,981,410 shares of Sub-Urban common stock, with a conversion adjusted quantity of 31,673,363 (ii) $2,734,900 face amount of Sub-Urban convertible promissory notes, (iii) 15,878,603 common stock purchase warrants, with a conversion adjusted quantity of 16,822,245, and (iv) 7,732,698 stock options, all duly endorsed to DP&D;

(b)           DP&D shall deliver to the Sub-Urban Security Holders DP&D certificates representing (i) 31,673.363 shares of DP&D’s common stock, (ii) $2,734,900 face amount of DP&D convertible promissory notes, (iii) 15,878,603 common stock purchase warrants and (iv) 7,732.698 stock options, all pursuant to the computations set forth in Exhibit 1.1 hereto;

(c)           DP&D shall deliver (i) the officer’s certificate described in Section 6.5, (ii) a signed consent and/or minutes of its directors approving this Agreement and (iii) resignations and releases from its executive officers and directors pursuant to Sections 6.6 and 6.7;

(d)           Sub-Urban shall deliver (i) the officer’s certificate described in Section 5.5 and (ii) a signed consent and/or minutes of its shareholders and directors approving this Agreement.

ARTICLE VIII

Covenants Subsequent to the Closing Date

8.1           Registration and Listing. Following the Closing Date, DP&D shall use its best efforts to:

(a)           Continue DP&D’s common stock quotation on the Over the Counter Electronic Bulletin Board system; and

(b)           List DP&D’s securities in Standard & Poor’s OTC or Corporate Manual.

8.2           Stock Option Plan. Following the Closing Date, DP&D shall adopt a stock option or other securities incentive plan as its Board of Directors shall reasonably determine, which plan shall provide identical stock options and other incentives as were contained in Sub-Urban’s securities incentive plan prior to the Closing Date.

ARTICLE IX

Miscellaneous

9.1           Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.

9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

DP&D:

DP&D, Inc.

4251 East Melody Drive

Higley, Arizona  85236

Attn:  Dina Staheli, Chief Executive Officer

Sub-Urban:

Sub-Urban Industries, Inc.

2222 E. Washington Blvd., Suite B

Los Angeles, California  90021

Attn:  Joe Shortal, Chief Executive Officer

9.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10         Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11         Finders. There are no finders in connection with this transaction.

9.12         Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13         Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement. The Sub-Urban Security Holders shall not be responsible for any costs incurred in connection with the transaction contemplated by this Agreement.

9.14         Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing.

9.15         Exhibits. As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

9.16         Legal Counsel. Gary A. Agron, Esq., has represented Sub-Urban in connection with this Agreement. DP&D has been represented by counsel of its choice. Both parties acknowledge that Gary A. Agron has represented affiliates of DP&D in the past, and both parties waive any conflict of interest that may result from such prior representation.

9.17         Termination, Amendment and Waiver.

(a)  Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of DP&D or by the stockholders of Sub-Urban:

(1)           by mutual written consent of Sub-Urban and DP&D;

(2)           by either Sub-Urban or DP&D;

(i)            if the stockholders of Sub-Urban fail to agree to the exchange of securities with DP&D or,

(ii)           if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement.

(3)           by Sub-Urban, if DP&D breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           by DP&D, if Sub-Urban breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)  Effect of Termination. In the event of termination of this Agreement by either DP&D or Sub-Urban, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Sub-Urban or DP&D, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)  Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

In witness whereof, the parties have executed this Agreement on the date indicated above.

DP&D, INC.		SUB-URBAN INDUSTRIES, INC.

By:		By:
	Dina Staheli		Joe Shortal, Chief Executive Officer
Chief Executive Officer

EXHIBIT 1.1

SCHEDULE OF SUB-URBAN COMMON STOCKHOLDERS

AND

ALLOCATION OF DP&D COMMON SHARES

Name	SUI Cert#	Number of Sub- Urban Common Shares Exchanged	Number of DP&D Common Shares to be Issued
James Blondell	C-1	5,779,600	5,779,600
Tom Blondell Sr.	C-1	200,000	200,000
Ilene Hartle	C-1	125,000	125,000
Tom Blondell Jr.	C-1	100,000	100,000
Caeser Luisi	C-1	50,000	50,000
Robert Foley	C-1	100,000	100,000
Joe Shortal	C-2	5,233,200	5,233,200
Aaron Apodaca	C-9	1,869,000	1,869,000
Mark Jacobs	C-4	1,495,200	1,495,200
Matt Blondell	C-3	1,121,400	1,121,400
Matt Blondell	C-10	373,800	373,800
Oscar Turner	C-5	560,700	560,700
Oscar Turner	C-11	373,800	373,800
Stephen Kinder	C-12	934,500	934,500
Barnes Morris Klein Yorn	C-6	93,450	93,450
Barnes Morris Klein Yorn	C-13	186,900	186,900
David A. Krintzman	C-14	93,450	93,450
RDK Roth IRA	C-16	73,426	73,426
RDK Roth IRA	C-17	73,426	73,426
RDK trust	C-15	66,750	66,750
John Stamatis	CS-55	640,800	640,800
Romeo DiBatista Jr.	CS-48	33,334	33,334
Gamy Trust	20	400,000	400,000
Lea Roussos	21	400,000	400,000
Pacific Tek	22	200,000	200,000
Michael Shortal	CS-51	53,400	53,400
Michael Burchard	CS-24	16,500	16,500
Stan Snow	CS-23	16,500	16,500
Leonard Koenig	CS-46	133,500	133,500
Michal Cohen	CS-47	133,500	133,500
Michael Simon	CS-50	53,400	53,400
MGAY, Inc.	CS-58	88,000	88,000
Amos Varsha	C-26	44,000	44,000
MGAY, Inc.	C-26S	44,000	44,000
Amos Varsha	C-27	44,000	44,000
MGAY, Inc.	C-27s	44,000	44,000

Name	SUI Cert#	Number of Sub- Urban Common Shares Exchanged	Number of DP&D Common Shares to be Issued
MGAY, Inc.	CS-59	88,000	88,000
MGAY, Inc.	CS-60	960,000	960,000
Amos Varsha	CS-61	120,000	120,000
MGAY, Inc.	CS-61S	120,000	120,000
Steve Rosen	CS-30	40,000	40,000
Officeworxx	CS-30S	40,000	40,000
Officeworxx	CS-31	96,000	96,000
Steve Rosen	CS-32	40,000	40,000
Steve Rosen	CS-32S	40,000	40,000
Officeworxx	CS-33	96,000	96,000
Steve Rosen	CS-34	300,000	300,000
Officeworxx	CS-34S	300,000	300,000
Pacific Tek	CS-35	80,000	80,000
Amos Varsha	CS-37	50,000	50,000
MGAY, Inc.	CS-37s	50,000	50,000
MGAY, Inc.	CS-38	100,000	100,000
Amos Varsha	CS-39	360,000	360,000
Raymond Tougas	CS-39SA	150,000	150,000
MGAY, Inc.	CS-39SB	210,000	210,000
Pacific Tek	CS-40	40,000	40,000
Maryam Seilabi	CS-52	14,134	14,134
John Stamatis	C65	1,040,000	1,040,000
HJG Parntership	CS-56	33,334	33,334
Brian Duffy	CS-45	520,000	520,000
Steve Decastro	CS-53	10,000	10,000
Cfour Partners	CS-54	120,000	120,000
Joe Shortal	CS-62	1,209,458	1,209,458
Oscar Turner	CS63	36,438	36,438
Vanessa Du	C66	81,600	81,600
Country Club Auto Spa	C64	100,000	100,000
Cfour Partners	CS-57	120,000	120,000
Michael E. Kapsch	CS-68	500,000	500,000
John Stamatis	CS-67	500,000	500,000
John Stamatis	SAP-01	96,862	96,862
Michael E. Kapsch	SAP-02	387,443	387,443
John Stamatis	SAP-03	289,629	289,629
Michael Episcope	SAP-04	386,074	386,074
Michael Cohen & Pamela Cohen	SAP-05	308,860	308,860
Michael Manderson & Kristine Manderson	SAP-06	384,214	384,214
James P. Hinkamp	SAP-07	76,470	76,470
Joel Leonard TTEE, Joel Leonard Trust	SAP-08	191,078	191,078
Michael H. Crane	SAP-09	95,052	95,052
Lisa Shumacher	SAP-10	95,052	95,052
Wayne J. Friedman	SAP-11	95,052	95,052

Name	SUI Cert#	Number of Sub- Urban Common Shares Exchanged	Number of DP&D Common Shares to be Issued
Robert J. Winslow	SAP-12	95,052	95,052
Kelly Walker	SAP-13	94,733	94,733
Andrew Leszczynski	SAP-14	132,625	132,625
Michael Shortal	SAP-15	131,667	131,667
Total Common		31,673,363	31,673,363

SCHEDULE OF SUB-URBAN CONVERTIBLE

PROMISSORY NOTES EXCHANGED FOR

DP&D CONVERTIBLE PROMISSORY NOTES

Name of Convertible Note Holder	Agreement date	Face Amount of Convertible Promissory Notes Exchanged For Equal Face Amount Of DP&D Convertible Promissory Notes
Hazelton Corp	04/21/04	$100,000
HJG Investments	05/11/04	$100,000
Lower East Investments	06/01/04	$150,000
Andrew Leszczynski	06/17/04	$45,000
Lower East Investments	06/23/04	$150,000
John Stamatis	07/30/04	$100,000
HJG Investments	09/03/04	$50,000
Lower East Investments	09/03/04	$50,000
Michael Shortal	09/24/04	$20,000
Out of Control	10/28/04	$100,000
Out of Control	11/05/04	$25,000
Maryam Seilabi	02/24/05	$5,300
Hazelton Corp	03/09/05	$25,000
ChicagoLand Consulting	04/07/05	$12,500
ITC Options, inc	04/07/05	$12,500
Sean Bruce	04/15/05	$5,000
Keith Lambert	04/15/05	$10,000
Michael Cohen	04/15/05	$25,000
Elizabeth Jackson	04/15/05	$10,000
Kelly Walker	04/15/05	$12,500
Robert Windslow	04/15/05	$12,500
Alexandra Byrne	04/27/05	$10,000
Brian Duffy	04/28/05	$65,000
Bill and Elaine Kouruklis	05/27/05	$25,000
John Stamatis	06/30/05	$50,000
Mike Kapsch	07/11/05	$50,000
Paul Birmingham	08/01/05	$20,000
Andrew Earl	08/01/05	$25,000
Cris Deitz	08/01/05	$25,000
Island Capital Ventures	08/01/05	$15,000
Cris Deitz	09/16/05	$5,000
Nick Corasis	09/19/05	$25,000
Laurent A. Cohen	09/26/05	$25,000
Tiffany Stromeyer	10/10/05	$20,000
John Stamatis	11/15/05	$50,000
Michael E. Kapsch	10/27/05	$50,000
Michael Shortal	01/23/06	$3,600
Eli Russo	02/10/06	$1,000
Donald Wilson Trust 2002	02/22/06	$500,000
Vision Capital	04/06/06	$100,000
Vision Capital	04/18/06	$650,000
Total Convertible Notes		$2,734,900

SCHEDULE OF SUB-URBAN COMMON STOCK

PURCHASE WARRANTS EXCHANGED FOR

DP&D COMMON STOCK PURCHASE WARRANTS

Name of Warrant Holder	Agreement date	Number of Sub-Urban Warrants Exchanged For DP&D Warrants on a Warrant-For-Warrant Basis (Excluding Conversion Adjustments)
John Stamatis	06/27/03	26,700
Michael Kapsch	06/27/03	26,700
Michael and Pamela Cohen	07/13/03	21,360
Michael M. Manderson	07/30/03	26,700
MIchael Episcope	08/03/03	26,700
James P. Hinkup	08/18/03	5,340
Joel Leonard	08/20/03	13,350
Michael H. Crane	09/01/03	6,675
Wayne Friedman	09/01/03	6,675
Robert J. Winslow	09/01/03	6,675
Lisa A. Schumacher	09/06/03	6,675
Andrew Leszczynski	09/19/03	9,345
Michael Shortal	10/20/03	9,345
Kelly J. Walker	09/04/03	6,675
Foley	06/30/04	52,746
John Stamatis	06/30/04	52,746
Trandell	06/30/04	94,946
Sonnenshein	06/30/04	10,547
Igleman	09/10/04	133,742
Amos Varsha	11/12/04	100,000
MGAY, Inc.	11/12/04	100,000
Steven Rosen	11/19/04	100,000
OfficeWorxx	11/19/04	100,000
MGAY, Inc.	02/02/05	200,000
Lower East Investments	03/31/05	200,000
John Stamatis	06/30/05	100,000
Mike Kapsch	07/11/05	100,000
Paul Birmingham	08/02/05	20,000
Andrew Earl	08/02/05	25,000
Chris Deitz	08/02/05	25,000
Island Capital	08/10/05	15,000
Chris Deitz	09/16/05	5,000
Nick Corasis	09/21/05	50,000
Laurent Cohen	09/15/05	25,000
Tiffany Ann Stromeyer	10/10/05	20,000
Michael E. Kapsch	10/27/05	300,000
Vista Capital	10/27/05	1,560
John Stamatis	11/15/05	350,000
Michael E. Kapsch	11/15/05	50,000
Brian Duffy	12/30/05	80,000

Name of Warrant Holder	Agreement date	Number of Sub-Urban Warrants Exchanged For DP&D Warrants on a Warrant-For-Warrant Basis (Excluding Conversion Adjustments)
Country Club Auto Spa, LLC	12/31/05	150,000
Trilogy	01/15/06	600,000
Michael E. Kapsch	01/11/06	50,000
John Stamatis	01/14/06	50,000
Michael Shortal	01/23/06	14,400
Pacific Tek	02/10/06	4,000
Donald Wilson Trust 2002	02/22/06	2,000,000
Michael E. Kapsch	02/22/06	500,000
John Stamatis	02/22/06	500,000
Donald Wilson Trust 2002	04/11/06	2,000,000
Vision Capital	04/18/06	3,000,000
Vision Capital	04/18/06	3,000,000
Vision Capital	04/18/06	1,500,000
Total Warrants Excluding Conversion Adjustments		15,878,602

SCHEDULE OF SUB-URBAN STOCK OPTIONS

EXCHANGED FOR DP&D STOCK OPTIONS

Name of Stock Option Holder	Agreement date	Number of Sub-Urban Stock Options Exchanged For DP&D Stock Options on a Stock Option - For -Stock Option Basis
Trent Maclean	09/17/03	632,198
Caesarie Montana	12/03/03	53,400
Swirsky	06/06/04	160,200
Andrew Leszczynski	07/30/04	133,500
Meredith Feldman	06/21/05	3,000,000
Jack Mott	10/21/05	3,600,000
Caesarie Montana	12/30/05	53,400
Brad Riedell	03/01/06	100,000
Total Stock Options		7,732,698

EXHIBIT 1.2

SUBSCRIPTION AGREEMENT

In connection with my exchange of (i) no par value common stock of Sub-Urban Industries, Inc. (“Sub-Urban”), for the $.001 par value common stock of DP&D, Inc. (“DP&D”), (ii) convertible promissory notes of Sub-Urban for convertible promissory notes of DP&D, (iii) common stock purchase warrants of Sub-Urban for common stock purchase warrants of DP&D and (iv) stock options of Sub-Urban for stock options of DP&D (collectively as to DP&D, the “DP&D Securities”) pursuant to the Agreement Concerning The Exchange Of Securities By And Among DP&D, Inc. And Sub-Urban Industries, Inc. And The Security Holders Of Sub-Urban Industries, Inc. (the “Exchange Agreement”), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that DP&D is relying on my truthfulness in issuing the DP&D Securities to me.

I hereby represent to DP&D that I am an “accredited investor” as that term is defined under the Securities Act of 1933 (the “Act”) and Regulation D, Rule 501, promulgated thereunder. I further represent to DP&D that I have the full power and authority to execute, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby. This Subscription Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms. I own the securities in Sub-Urban that I am exchanging for the DP&D Securities free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote the DP&D Securities or to transfer the DP&D Securities. I have full right, title and interest in and to the Sub-Urban securities that I am exchanging.

I understand that the DP&D Securities are being issued to me in a private transaction in exchange for my securities in Sub-Urban and in reliance upon the exemption provided in Section 4(2) and/or Regulation D under the Act for non-public offerings and pursuant to the Exchange Agreement. I understand that the DP&D Securities are “restricted” under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one. I know this is an illiquid investment and that therefore I may be required to hold the DP&D Securities for an indefinite period of time, but under no circumstances less than one year from the date of their issuance.

I am acquiring the DP&D Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution. I agree not to dispose of any DP&D Securities unless and until counsel for DP&D shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the DP&D Securities and the activities and financial information of DP&D have been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of DP&D, and I have received satisfactory answers to any questions I asked.

In acquiring the DP&D Securities, I have been afforded access to the Exchange Agreement and all of the public filings of DP&D made with the Securities and Exchange Commission and have made such independent investigations of DP&D as I deemed appropriate. I am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the DP&D Securities.

I understand that the DP&D Securities are highly speculative, involve a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment. Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the DP&D Securities. I know that DP&D currently has no assets or liabilities, and that although I could lose my entire investment, I am acquiring the DP&D Securities because I believe the potential rewards are commensurate with the risk. Even if the DP&D Securities became worthless, I could still maintain my standard of living without significant hardship to me or my family.

By signing this Subscription Agreement, I also accept and agree to be bound by and to abide by the terms and conditions of the Exchange Agreement as if I had executed the Exchange Agreement itself.

Dated as of this                    day of                                     , 2006.

Signature

Name, Please Print

Residence Address

City, State and Zip Code

Area Code and Telephone Number

Social Security Number

Number of Sub-Urban Shares Exchanged

Face Amount of Sub-Urban Convertible
Promissory Notes Exchanged

Number of Sub-Urban Warrants Exchanged

Number of Sub-Urban Stock Options Exchanged

Exhibit
Material Contracts
Section 2.17

Lease for Premises:  Sub-Urban entered into a lease with Magnum Properties for its offices on on July 15, 2004 and the lease expires July 15, 2006. The base rent on the lease commenced at $2,500 per month, and with cost of living increases and other fees is approximately $3,000 per month.

Production:  Sub-Urban has entered into production arrangements for the manufactiure of its apparel. These arrangements are evidenced by purchase orders. As of April 20, 2006, Sub-Urban has issued purchase orders in excess of $10,000 to the following vendors:

Rippin and Running, Los Angeles, CA	$68,000
Trio Group, Montreal, Canada	$73,500

Marketing:  Sub-Urban has a monthly contract with Caro Marketing, Los Angeles, CA for a monthly retainer of $5,000, plus expenses. Caro provides public relations and marketing services. This contract is cancelable with 30 day notice. Sub-Urban has a promotions conract with MS Communications, NY, NY for promotions on their New York Hot’97 radio station. The remaining commitment on this contract is $75,000.

Distribution:  Sub-Urban has a month-to-month, cancellable arrangement with JAM, Gardena, CA for distribution, storage, pick-pack-and ship.

Exhibit

Exception Schedule for Sub-Urban

2.2 The stock option grant to Jack Mott has an anti-dilution clause triggered by an excess of 60,000,000 fully diluted shares.

2.4  John Koufis, David Howitt and Kenard Gibbs are slated to be members of the Board of Directors when the Sub-Urban obtains Directors and Officers liability insurance, scheduled to be concurrent with the closing date of this Agreement. Jack Mott is currently a consultant to Sub-Urban and wiull assume the duties of Chief Financial Officer and Chief Operating Officer, and a member of the Board of Directors when the Sub-Urban obtains Directors and Officers liability insurance, scheduled to be concurrent with the closing date of this Agreement.

2.6 Absence of Changes:  Since March 31st, 2006, Sub-Urban has entered into a secured convertible note financing arrangement with Vision Capital in the amount of $750,000, and in connection with this financing issued i) a warrant for the purchase of 3,000,000 shares at a price of $0.25 ii) a unit purchase warrant consisting of a right o purchase 3,000,000 shares of Sub-Urban common stock at at a price of $0.25 per share by January 18, 2007, plus a 3 year warrant for the purchase of 1,500,000 shares of common stock at an exercise price of $0.50 per share. In connection with a prior financing, Sub Urban also issued a warrant for the purchase of 2,000,000 shares of common stock at an exercise price of $0.25 per share. Estimated sales for the period April 1, 2006 to the effective date of this agreement are approximately $9,500. Sub-Urban is in leased premises and the lease expires July 15, 2006. Sub-Urban anticipates it will relocate its offices to an area within Los Angeles county by July 15, 2006.

2.8  Sub-Urban has filed its 2003 Federal and State tax returns, and has filed extensions for its 2004 and 2005 Federal and sState tax returns. Based on the audited financial statements received by Sub-Urban in April 2006 for the years 2003, 2004 and 2005, Sub-Urban will file its Federal and State tax returns by September 15, 2006 and may be required to file an amended Federal and State tax return for 2003. Sub-Urban has net operating losses for the years 2003, 2004 and 2005 and does not anticipate any material tax liability for these years.

4.2 Conduct of business:  Sub-Urban may make commitments for up to an additional $600,000 of operating capital prior to the closing date of this Agreement. It may do so under similar financing arrangements as its recent financings including a convertible secured note, convertible into common stock at $0.25 per share, and 100% warrant coverage at an exercise price of $0.25 per share, plus a unit purchase warrant.

Exhibit
List of Sub-Urban Intellectual Property
Section 2.10

Matter No. Country	Mark	Class(es)	Goods/Services	Serial No. Filing Date	Reg. No. Reg. Date	Use & Renewal Deadline	Status

T001 United States	WHITEBOY	25	Shirts, hats, and pants	78/093,948 11/17/01	2,833,040 04/13/04	Use Due: 4/13/10 Renewal Due: 4/13/14	Registered.

T003 United States	WHITE DEVIL	25	Clothing, namely, shirts, pants, t-shirts, footwear, headwear, baseball caps, shorts, swimwear, lingerie, sweat shirts, underwear, jackets, dresses, and skirts	76/451,609 09/23/02	2,935,357 3/22/05	Use Due: 3/22/11 Renewal Due: 3/22/15	Registered.

T006 United States	BLACK JESUS	25	Clothing, namely, shirts, pants, T-shirts, footwear, headwear, baseball caps, shorts, swimwear, lingerie, sweat shirts, underwear, jackets, dresses, and skirts	76/479,408 12/31/02	2,900,384 11/02/04	Use Due: 11/02/10 Renewal Due: 11/02/14	Registered.

T007	WHITEGIRL	25	Shirts, hats and pants	78/094,289	2,754,411	Use Due:	Registered.

Matter No. Country	Mark	Class(es)	Goods/Services	Serial No. Filing Date	Reg. No. Reg. Date	Use & Renewal Deadline	Status

United States				11/20/01	8/19/03	8/19/09 Renewal Due: 8/19/13

T008 United States	WHITEBOY RECORDS	9 41

Musical sound recordings and audio-visual recordings, namely, compact discs, tape cassettes, records, CD-ROMs, VHS video tapes, DVD and laser discs

Entertainment services, namely, video tape and motion picture film production, music publishing services, production of musical audio and video recordings

				76/507,784 4/21/03	3,021,412 11/29/05	Use Due: 11/29/11 Renewal Due: 11/29/15	Registered.

T009 United States	WHITEBOY	9

Musical sound recordings and audio-visual recordings, namely, compact discs, tape cassettes, records, CD-ROMs, VHS video tapes, DVD, and laser discs; computer software and programs all being computer games; video game software; laser discs cartridges, audio and video tapes, audio and video cassettes and CD-ROMs all bearing video games; video game computer software adapted for use with television receivers and computers

				76/507,785 4/21/03			A Request for the First Extension of Time to File a Statement of Use has been granted. Statement of Use and/or Second Request for Extension of Time due by 5/24/06.

T011 United States	WHITEBOY	28

Snow boards and parts therefor; skateboards and parts therefor; surfboards and parts therefor; toys, namely, toy vehicles, plush toy dolls and plush toy animals, toy action figures, board games, water squirting toys, flying disks

				76/507,783 4/21/03			A Request for the First Extension of Time to File a Statement of Use has been granted. Statement of Use and/or Second

Matter No. Country	Mark	Class(es)	Goods/Services	Serial No. Filing Date	Reg. No. Reg. Date	Use & Renewal Deadline	Status

							Request for Extension of Time due by 5/17/06.

T013 United States	WHITEBOY	14	Jewelry; belt buckles of precious metals for clothing	76/511,641 5/05/03	3,059,283 2/14/06	Use: 2/14/12	Registered.
						Renewal:
		16	Stickers, bumper stickers			2/14/16

		18	All-purpose sport bags; tote bags; luggage bags; backpacks; shoulder bags

		25

Clothing, namely, shirts, pants, t-shirts, footwear, headwear, baseball caps, shorts, swimwear, lingerie, sweatshirts, underwear, jackets, dresses, and skirts; clothing accessories, namely, belts, shoes, and gloves

		26	Ornamental cloth patches; belt buckles not of precious metal for clothing

T018 United States	ROOSTER LOGO DESIGN	25	Clothing, namely, shirts, pants, t-shirts, footwear, headwear, baseball caps, shorts, swimwear, lingerie, sweatshirts, underwear, jackets, dresses, skirts, belts, shoes, and gloves	76/523,979 6/19/03			Opposition No. 91163875 v. M. Aaron Corp. Opposition pending at the Trademark Trial and Appeal Board.

T019	ROOSTER	28	Snow boards and parts therefor; skateboards and	76/523,980	3,013,607	Use:	Registered.

Matter No. Country	Mark	Class(es)	Goods/Services	Serial No. Filing Date	Reg. No. Reg. Date	Use & Renewal Deadline	Status

United States	LOGO DESIGN

parts therefor; surf boards and parts therefor; toys, namely, toy vehicles, plush toy dolls and plush toy animals, toy action figures, board games, water squirting toys, flying disks, arcade-type electronic video games

				6/19/03	11/8/05	11/8/11 Renewal: 11/8/15

T020 United States	ROOSTER LOGO DESIGN	9

Musical sound recordings and audio-visual recordings, namely, compact discs, tape cassettes, records CD-ROMs, VHS video tapes, DVD, and laser discs; computer software and programs all being computer games; video game software; laser discs cartridges, audio and video tapes, audio and video cassettes and CD-ROMs all bearing video games; video game computer software adapted for use with television receivers and computers

				76/523,978 6/19/03	2,985,855 8/16/05	Use: 8/16/11 Renewal: 8/16/15	Registered.

T025 United States	PYT	25

Clothing, namely, shirts, pants, T-shirts, footwear, headwear, baseball caps, shorts, swimwear, lingerie, sweat shirts, underwear, jackets, dresses, and skirts; accessories; belts; buckles; jewelry; shoes; patches; stickers, bags, tote bags, gloves

				76/559,174 11/10/03			A Request for the First Extension of Time to File a Statement of Use has been granted. Statement of Use and/or Second Request for Extension of Time due by 5/24/06.

T013AU25 Australia	WHITEBOY	25	Clothing, including shirts, pants, t-shirts, footwear, headwear, baseball caps, shorts, swimwear, lingerie, sweatshirts, underwear, jackets, dresses, skirts, and accessories, namely, scarves	954626 5/20/03	954626 2/23/04	Renewal: 5/20/13	Registered.

Matter No. Country	Mark	Class(es)	Goods/Services	Serial No. Filing Date	Reg. No. Reg. Date	Use & Renewal Deadline	Status

T013CA Canada	WHITEBOY	25

Clothing, including shirts, pants, t-shirts, footwear, namely, socks, shoes; headwear, namely, hats, baseball caps; shorts, swimwear, lingerie, sweatshirts, underwear, jackets, dresses, skirts, and accessories, namely, scarves; and ornamental cloth patches

				1182379 06/23/03			Pending.

T013CTM European Community (CTM)	WHITEBOY	25	Clothing; shirts, pants, t-shirts, footwear, headwear, baseball caps, shorts, swimwear, lingerie, sweat shirts, underwear, jackets, dresses, skirts and accessories	3155181 5/03/03	3155181 2/22/05	Renewal: 5/3/13	Registered.

T013JP25 Japan	WHITEBOY	25	Clothing; accessories; belts; buckles; jewelry; shoes; patches; stickers, bags, tote bags, gloves	2003- 047829 6/10/03	4750076 2/20/04	2/20/14	Registered.